Exhibit 99.1

USANA Health Sciences Reports Record Full-Year 2018 Results

  Record fiscal year net sales of $1.189 billion, an increase of 13.6%
  Record fiscal year net earnings of $126.2 million, or $5.12 per share
  Fourth quarter net sales of $299.0 million, an increase of 9.5% year-over-year
  Fourth quarter net earnings of $32.3 million, or $1.32 per share

SALT LAKE CITY--(BUSINESS WIRE)--February 5, 2019--USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal fourth quarter and full-year ended December 29, 2018.

Financial Performance

Fourth quarter 2018 net sales were $299.0 million, compared with $273.1 million in the prior-year period, or a 9.5% increase year-over-year. The strengthening of the U.S. dollar negatively impacted net sales by $10.5 million for the quarter. The Company’s total number of active customers increased 9.0% year-over-year to 616,000.

Fourth quarter net earnings were $32.3 million, or $1.32 per diluted share, compared with a net loss of $5.9 million, or $0.24 per share during the prior-year period. The net loss in the prior year period was due to a one-time, non-cash charge of $30.1 million, or $1.24 per diluted share, related to the U.S. tax reform (the “Tax Reform”) enacted on December 22, 2017. Additionally, costs associated with China and the Company’s internal investigation into its China operations, which was first disclosed in February 2017, negatively impacted fourth quarter 2017 net earnings by approximately $2.7 million and earnings per diluted share by $0.11. Excluding both the impact of the Tax Reform and the expense related to China and the Company’s internal investigation, net earnings increased 20.4%, or $0.21 per diluted share.

“USANA finished the year with another quarter of solid results, bolstered by our annual China National Sales Meeting in Macau and a few targeted product promotions in select markets,” said Kevin Guest, Chief Executive Officer.

Weighted average diluted shares outstanding were 24.5 million for the fourth quarter of 2018, compared with diluted shares of 24.0 million in the prior-year period. During the quarter, the Company repurchased 682,843 shares of common stock for $79.8 million. The Company ended the quarter with no debt, $214.3 million in cash and cash equivalents, and $63.5 million invested in short-term securities. As of December 29, 2018, there was $70.2 million remaining under the current share repurchase authorization.

Regional Results

Net sales in the Asia Pacific region increased by 12.2% to $243.3 million for the fourth quarter of 2018. The total number of active customers in the Asia Pacific region increased by 14.1% year-over-year. Within Asia Pacific, net sales increased:

  14.1% in Greater China;
  25.3% in North Asia; and
  3.3% in Southeast Asia Pacific.

Sales growth in Greater China was primarily driven by 17.4% active customer growth in Mainland China, while sales growth in North Asia resulted from 19.4% active customer growth in South Korea. Sales growth in Southeast Asia Pacific was driven by 21.9% active customer growth in the Philippines.

Net sales in the Americas and Europe region decreased by 1.1% to $55.8 million for the fourth quarter of 2018, primarily due to a 6.5% decrease in active customers.

“We continued to generate strong local currency growth across most of our markets during the fourth quarter, despite an unfavorable impact from currency exchange rates,” continued Mr. Guest.

2018 Results

Net sales for fiscal 2018 increased by 13.6% to $1.189 billion, compared with $1.047 billion in 2017. Changes in foreign currency exchange rates positively impacted net sales by $12.2 million. On a constant currency basis, net sales increased by 12.4% during fiscal 2018.

Net earnings for 2018 increased by 101.8% to $126.2 million, or $5.12 per diluted share, compared with $62.5 million, or $2.53 per diluted share in the prior year. Net earnings in 2017 were reduced by a one-time, non-cash charge of $30.1 million, or $1.22 per diluted share, related to the Tax Reform. In addition, costs related to China and the Company’s internal investigation into its China operations in 2017 totaling $7.6 million after tax negatively impacted earnings per diluted share by $0.31. Excluding both the impact of the Tax Reform and the expense related to China and the internal investigation, 2018 net earnings improved by 26.8%, or $1.10 per diluted share. Weighted average diluted shares outstanding were 24.6 million for the full year 2018, compared with 24.7 million in the prior-year period.

Mr. Guest added, “Fiscal 2018 marks the 16th consecutive year that USANA has delivered record sales. Leverage generated from this exceptional sales growth produced stronger than anticipated operating margins and the highest net earnings in the history of the Company. Outside of our financial performance, we accomplished several meaningful initiatives that generated momentum and better positioned us for continued growth into the future. Notably, Celavive® generated approximately $38 million in incremental sales in 2018, growing skincare sales to 9.0% of net sales in the fourth quarter.

“We also made significant progress in improving our global IT infrastructure, particularly in China where we launched several improvements to enhance our customer’s experience, that we believe contributed to our active customer growth during the year. In 2019, we will continue to focus on growing our customer base by further improving the speed, convenience, and ease of doing business with USANA,” concluded Mr. Guest.

Outlook

The Company provided the following consolidated net sales and earnings per share outlook for fiscal year 2019:

  Consolidated net sales between $1.25 billion and $1.30 billion, representing growth between 5.1% and 9.3% (or growth of 7.3% to 11.5% in constant currency); and
  Earnings per share between $5.25 and $5.55.

The Company’s outlook for the year reflects:

  A negative impact from foreign exchange rate changes of approximately $26 million;
  An estimated operating margin of between 14.7% and 15.0%;
  An effective tax rate of approximately 34%; and
  An annualized diluted share count of approximately 24.2 million.

Chief Financial Officer Doug Hekking, commented, “We generated solid revenue growth and excellent margins during 2018. Our outlook for 2019 reflects our confidence in the business around the world and our expectation of solid top- and bottom-line results during the year. As indicated in our guidance, we expect constant-currency sales growth at the upper-end of our range to be in line with year-over-year growth in fiscal 2018.”

Internal Investigation of China Operations

As the Company first disclosed in February 2017, it is voluntarily conducting an internal investigation of its China operations, BabyCare Ltd. The investigation focuses on compliance with the Foreign Corrupt Practices Act and certain conduct and policies at BabyCare, including BabyCare’s expense reimbursement policies. The Audit Committee of the Company’s Board of Directors has assumed direct responsibility for reviewing these matters and has hired experienced counsel to conduct the investigation. While the Company does not believe that the subject amounts are quantitatively material, or will materially affect its financial statements, it cannot currently predict the outcome of the investigation on its business, results of operations, or financial condition. The Company’s internal investigation is substantially complete, however, the Company continues to cooperate with the Securities and Exchange Commission and the United States Department of Justice. The Company cannot currently predict the duration, scope, or result of the investigation.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Net earnings and EPS results for a reporting period which exclude (i) the incremental impact of U.S. Tax Reform; and (ii) incremental expense related to the Company’s internal investigation in China are also non-GAAP financial measures that are intended to help facilitate period-to-period comparisons of the Company’s Financial Results.

●
EPS results excluding the impact of the U.S. Tax Reform are calculated by (i) calculating the total incremental expense related to the U.S. Tax Reform; and (ii) dividing the expense by the total number of diluted shares outstanding for the applicable reporting period.

●
EPS results excluding expense related to the internal investigation are calculated by (i) calculating the total incremental expense related to the internal investigation after taxes; and (ii) dividing the expense by the total number of diluted shares outstanding for the applicable reporting period.

  The following is a reconciliation of net earnings (loss), presented and reported in accordance with GAAP, to net earnings adjusted for the two items noted above:

	(Unaudited)
	Quarter Ended		Twelve Months Ended
	30-Dec-17	29-Dec-18	30-Dec-17	29-Dec-18
	(In thousands)
Net earnings (loss), as reported	$(5,851)	$32,331	$62,535	$126,224
Incremental expenses related to internal investigation in China	4,054	140	11,604	1,444
Income tax adjustment for above item	(1,399)	(48)	(4,003)	(493)
One-time non-cash charge related to the U.S. Tax Reform	30,136	-	30,136	-
Net earnings, as adjusted	$26,940	$32,423	$100,272	$127,175

The following is a reconciliation of diluted earnings (loss) per share, presented and reported in accordance with GAAP, to diluted earnings per share adjusted for certain items:

	(Unaudited)
	Quarter Ended		Twelve Months Ended
	30-Dec-17	29-Dec-18	30-Dec-17	29-Dec-18
	(Per share)
Diluted earnings (loss) per share, as reported	$(0.24)	$1.32	$2.53	$5.12
Incremental expenses related to internal investigation in China	0.17	-	0.47	0.06
Income tax adjustment for above item	(0.06)	-	(0.16)	(0.02)
One-time non-cash charge related to the U.S. Tax Reform	1.24	-	1.22	-
Diluted earnings per share, as adjusted	$1.11	$1.32	$4.06	$5.16

Conference Call

The Company has posted the “Management Commentary, Results and Outlook” document on the Company’s website (http://ir.usana.com) under the “Investor Relations” section of the site. USANA will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, February 6, 2019 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, before moving directly into questions and answers.

About USANA

USANA develops and manufactures high-quality nutritional supplements, healthy foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, and Italy. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including global economic conditions generally, reliance upon our network of independent Associates, the governmental regulation of our products, manufacturing and marketing risks, adverse publicity risks, risks associated with our international expansion and operations, and risks associated with the internal investigation into BabyCare’s operations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.

USANA Health Sciences, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	30-Dec-17	29-Dec-18	30-Dec-17	29-Dec-18

Net sales	$273,114	$299,023	$1,047,265	$1,189,248
Cost of sales	45,713	49,467	179,404	200,710
Gross profit	227,401	249,556	867,861	988,538

Operating expenses
Associate incentives	120,068	132,710	470,263	525,126
Selling, general and administrative	71,441	68,278	265,094	275,059

Earnings from operations	35,892	48,568	132,504	188,353

Other income (expense)	504	895	2,136	3,157
Earnings before income taxes	36,396	49,463	134,640	191,510

Income taxes	42,247	17,132	72,105	65,286

NET EARNINGS	$(5,851)	$32,331	$62,535	$126,224

Earnings (Loss) per share - diluted	$(0.24)	$1.32	$2.53	$5.12
Weighted average shares outstanding - diluted	24,010	24,455	24,708	24,642

USANA Health Sciences, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
ASSETS	30-Dec-17	29-Dec-18
Current Assets
Cash and cash equivalents	$247,131	$214,326
Securities held-to-maturity, net	-	63,539
Inventories	62,918	81,948
Prepaid expenses and other current assets	30,110	32,522
Total current assets	340,159	392,335

Property and equipment, net	102,847	92,025
Goodwill	17,417	16,815
Intangible assets, net	35,154	31,811
Deferred income taxes	2,859	3,348
Other assets	20,833	18,129
Total assets	$519,269	$554,463

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$11,787	$9,947
Other current liabilities	129,396	138,739
Total current liabilities	141,183	148,686

Deferred income taxes	13,730	13,367
Other long-term liabilities	1,146	1,264

Stockholders' equity	363,210	391,146
Total liabilities and stockholders' equity	$519,269	$554,463

USANA Health Sciences, Inc.
Sales by Region
(unaudited)
(in thousands)

	Quarter Ended
	30-Dec-17		29-Dec-18		Change from prior year		Currency impact on sales	% change excluding currency impact

Asia Pacific
Greater China	$147,064	53.9%	$167,813	56.1%	$20,749	14.1%	$(6,815)	18.7%
Southeast Asia Pacific	53,908	19.7%	55,700	18.6%	1,792	3.3%	(2,118)	7.3%
North Asia	15,764	5.8%	19,751	6.6%	3,987	25.3%	(382)	27.7%
Asia Pacific Total	216,736	79.4%	243,264	81.3%	26,528	12.2%	(9,315)	16.5%

Americas and Europe	56,378	20.6%	55,759	18.7%	(619)	(1.1%)	(1,159)	1.0%

	$273,114	100.0%	$299,023	100.0%	$25,909	9.5%	$(10,474)	13.3%

Active Associates by Region(1)
(unaudited)

	As of
	30-Dec-17		29-Dec-18

Asia Pacific
Greater China	106,000	36.6%	114,000	37.7%
Southeast Asia Pacific	90,000	31.0%	93,000	30.8%
North Asia	23,000	7.9%	27,000	8.9%
Asia Pacific Total	219,000	75.5%	234,000	77.4%

Americas and Europe	71,000	24.5%	68,000	22.6%

	290,000	100.0%	302,000	100.0%

Active Preferred Customers by Region (2)
(unaudited)

	As of
	30-Dec-17		29-Dec-18
Asia Pacific
Greater China	182,000	66.2%	220,000	70.1%
Southeast Asia Pacific	17,000	6.2%	21,000	6.7%
North Asia	9,000	3.2%	12,000	3.8%
Asia Pacific Total	208,000	75.6%	253,000	80.6%

Americas and Europe	67,000	24.4%	61,000	19.4%

	275,000	100.0%	314,000	100.0%

(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.
(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

CONTACT:
Investors contact:
Patrique Richards
Investor Relations
(801) 954-7961
investor.relations@us.usana.com

Media contact:
Dan Macuga
Public Relations
(801) 954-7280